UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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City National Corporation
(Name of Registrant as Specified In Its Charter)

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CITY NATIONAL CORPORATION

City National Center

400 North Roxbury Drive

Beverly Hills, California 90210

(310) 888-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:  4:30 P.M., LOCAL TIME ON WEDNESDAY, APRIL 26, 2006

PLACE:  CITY NATIONAL PLAZA

555 SOUTH FLOWER STREET

THIRTEENTH FLOOR, LOS ANGELES ROOM

LOS ANGELES, CALIFORNIA

NOTE NEW MEETING LOCATION

TO THE STOCKHOLDERS:

City National Corporation (the “Corporation”) will hold its Annual Meeting of Stockholders at City National Plaza, our new administrative headquarters and metropolitan Los Angeles regional banking center. Please note this change in location from prior annual meetings held at our City National Center location in Beverly Hills. The meeting is being held for the following purposes:

1.    To elect three Class I directors for terms expiring in 2009 or until their respective successors have been elected and qualified;

2.    To ratify the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.    To transact any other business that may be properly brought before the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that stockholders vote FOR all proposals.

Stockholders of record at the close of business on March 1, 2006 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of City National Corporation. Whether you plan to attend the annual meeting or not, we urge you to sign, date and return the enclosed proxy card in the postage paid envelope provided, so that as many shares as possible may be represented at the annual meeting. The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting.

We appreciate your continuing support and look forward to seeing you at City National Corporation’s Annual Meeting in our new facility located in downtown Los Angeles at City National Plaza, 555 South Flower Street.

Sincerely,

BRAM GOLDSMITH	RUSSELL GOLDSMITH
Chairman of the Board	Chief Executive Officer and President

Beverly Hills, California

March 21, 2006

CITY NATIONAL CORPORATION

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY MATERIALS AND VOTING	1
PROPOSAL 1. Election of Directors	5
PROPOSAL 2. Ratification of Selection of Independent Registered Public Accounting Firm	8
FEES PAID TO KPMG LLP	8
GOVERNANCE OF THE COMPANY AND RELATED MATTERS	9
Director Independence	9
Board of Directors Meetings; Contacting the Board; Committees	10
Compensation, Nominating & Governance Committee	10
Compensation Committee Interlocks and Insider Participation	11
Audit & Risk Committee	11
Report by the Audit & Risk Committee	12
Director Compensation and Stock Ownership Guidelines	14
Certain Transactions and Relationships	15
Section 16(a) Beneficial Ownership Reporting Compliance	15
Stockholder Proposals	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
Principal Owners of Common Stock	16
Security Ownership of Management	18
City National Corporation	18
Subsidiaries	20
EXECUTIVE COMPENSATION AND OTHER INFORMATION	21
Report on Executive Compensation by Compensation, Nominating & Governance Committee	21
Compensation of Executive Officers	29
Summary Compensation Table	29
Employment Contracts, Change of Control Agreements and Termination Arrangements	30
Stock Option Plans	34
APPENDIX A—AUDIT & RISK COMMITTEE CHARTER	A-1
APPENDIX B—DIRECTOR INDEPENDENCE STANDARDS	B-1

CITY NATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2006

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
PROXY MATERIALS AND VOTING

Q.     Why did you send me this proxy statement?

A.              We sent you this proxy statement because the Board of Directors of the Corporation is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders to be held on April 26, 2006 at 4:30 pm. You are cordially invited to attend the Annual Meeting and are requested to vote on the Proposals described in this proxy statement. Please note that the location of the Annual Meeting this year is different than in prior years. The Annual Meeting is being held this year at our new facility in City National Plaza at 555 South Flower Street, Thirteenth Floor, Los Angeles Room, Los Angeles, California.

Q.               When is this proxy statement being mailed to stockholders?

A.              This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about March 21, 2006.

Q.               What am I voting on?

A.              •  The election of directors; and

•      Ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for 2006.

We will also consider any other business that properly comes before the meeting. (See Q: “How will voting on any other business be conducted?” below.)

Q.               How does the Board of Directors recommend I vote?

A.              The Board of Directors recommends you vote:

•      FOR each of the nominees for Director; and

•      FOR ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for 2006.

Q.               Who can vote at the annual meeting?

A.              Stockholders of record on March 1, 2006 (the “Record Date”) may vote at the annual meeting. At the close of business on the Record Date, there were 49,771,543 shares of the Corporation’s common stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

Q.               How many votes are needed to hold the annual meeting?

A.              The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the Corporation to hold the meeting and conduct business. Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

Q.               What do I have to do to vote?

A.              You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. See below for more information on voting your shares if held in the name of your broker.

If you hold your shares as the stockholder of record, you may vote by signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors’ nominees for election as director and FOR ratification of KPMG as the Corporation’s independent registered public accounting firm. You may change or revoke your vote at any time before it is counted at the annual meeting by: (i) notifying our Secretary at the address shown above; (ii) attending the annual meeting and voting in person; or (iii) submitting a later dated proxy card.

Q.               What do I have to do to vote my shares if they are held in the name of my broker?

A                 If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of public accounting firm), but not on non-routine matters. If you do not give instructions to your broker, with respect to the election of directors and/or ratification of public accounting firm, your broker will vote your shares at its discretion on your behalf. The voting instruction form will provide instructions for you to return it, including instructions for responding by telephone and internet.

Q.               How do I vote my shares that I hold in the City National Profit Sharing Plan?

A.              If you hold shares in your account under the City National Profit Sharing Plan (the “CNC 401-K Plan”), you will receive directions on how to submit your voting instructions as part of your proxy mailing. For any shares you hold in the CNC 401-K Plan, if your voting instructions are not received by 4:00 p.m. Eastern time on Friday, April 21, 2006, your shares will be voted in proportion to the way the other CNC 401-K Plan participants voted their shares, except as may be otherwise required by law.

Q.               How is each proposal approved or disapproved?

A.              (a) Election of Directors:   Directors are elected by a plurality of votes cast. The three nominees who receive the most votes will be elected.

(b) Ratification of Independent Registered Public Accounting Firm:   Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm is not required by the Corporation’s bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is requested to approve this proposal. A properly executed proxy marked “ABSTAIN” will not be voted (and therefore will have the same effect as a negative vote), although it will be counted for purposes of determining whether there is a quorum.

Q.               How will voting on any other business be conducted?

A.              We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. Because we were not notified of any other business to be presented at the annual meeting on or before February 3, 2006, if any other business is presented at the annual meeting, the person named on the proxy card, your designated proxy, will vote on such matter at his or her discretion.

Q.               Who can attend the annual meeting?

A.              Any stockholder entitled to vote at the annual meeting may attend the annual meeting. If you hold “street name” shares and would like to attend the annual meeting, please write to our Secretary at the address shown above or e-mail investor_relations@cnb.com, identifying yourself as a beneficial owner of our common stock, and we will add your name to the guest list.

Q.               How may I obtain a separate set of proxy materials or request a single set for my household? What should I do if I receive more than one set of voting materials?

A.              If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2005 Summary Annual Report, Form 10-K for the year ended December 31, 2005, and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now and/or in the future, please request the additional copies by e-mail to investor_relations@cnb.com, by facsimile to (213) 833-4701 or by calling (213) 833-4715. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us in the same manner or write us at the address set forth below in the last question to request delivery of a single copy of these materials.

Q.               Why may I receive multiple voting instruction forms and/or proxy cards?

If you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

If you are an employee of City National Bank, you will receive a voting instruction card for all the shares you hold in the CNC 401-K Plan and you will receive a proxy card for the restricted shares you hold in the Corporation’s Amended and Restated 2002 Omnibus Plan.

In each case, please complete, sign, date and return each proxy card and voting instruction form that you receive.

Q.               Who is paying for this solicitation?

A.              The Corporation will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, the Internet or other means by certain directors, officers and employees who will receive no additional compensation for their services.

Q.               How do I get more information about the Corporation?

A.              With this proxy statement, we are also sending you our 2005 Summary Annual Report and our Form 10-K for the year ended December 31, 2005, which includes our financial statements. At your request, we will send you a copy of these reports without charge. The Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission but not the exhibits. If you wish to receive copies of the exhibits, we will send them to you upon payment of our expenses for doing so. Please write to: Investor Relations, City National Bank, 606 S. Olive Street, 5th Floor, Los Angeles, California 90014.

You may also send your request by facsimile to (213) 833-4701 or by e-mail to investor_relations@cnb.com. In addition, you can find out more information about the Corporation at our website at www.cnb.com. We make our website available for information purposes only and it should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On the Investor Relations section of the website, you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Corporation.

PROPOSAL 1: Election of Directors

The Board of Directors of the Corporation is divided into three classes: Class I, Class II and Class III, with each class serving for a full three-year term, or until election and qualification of their successors. The terms of each class expire at successive annual meetings so that the stockholders elect approximately one-third of the Directors at each annual meeting. The authorized number of directors has been reduced from eleven to ten (due to the vacancy resulting from Bob Tuttle’s resignation from the Board in July 2005 upon his confirmation as the new Ambassador of the United States to the Court of St. James). Effective prior to the 2006 annual meeting, Andrea Van de Kamp is retiring from the Board and the authorized number of directors will be reduced to nine.

The term of office of the current Class I directors will expire at the 2006 annual meeting or upon election and qualification of their successors. The Board of Directors has nominated each of the current Class I directors, other than Andrea Van de Kamp, to be elected at the annual meeting as Class I directors for a three year term expiring at our annual meeting in 2009 or until their successors have been elected and qualified. Set forth below is information as of January 31, 2006 about each of Kenneth L. Coleman, Peter M. Thomas and Christopher J. Warmuth (the nominees for election as Class I directors) and each of the Class II and Class III directors whose terms have not yet expired. Each of the current directors is also a director of City National Bank (the “Bank”), a wholly owned subsidiary of the Corporation (collectively, the “Company”).

If one or more of the nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by the Board of Directors, or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. To the best of the Corporation’s knowledge, all nominees are and will be available to serve as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
MESSRS. COLEMAN, THOMAS, AND WARMUTH.

Nominees for Election as Class I Directors with Terms Expiring in 2006:

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
Kenneth L. Coleman	63	Non-executive Chairman of the Board, Accelrys, Inc., elected February 2006 (served as a director since May 2003). From May 2002 to January 2006, Chairman and Chief Executive Officer, ITM Software. From 1987 until June 2001, held various positions including Executive Vice President of Global Sales, Servicing and Marketing with Silicon Graphics, Inc. Director of Accelrys, Inc., MIPS Technologies and United Online.	2003	2003
Peter M. Thomas	56	Managing Partner, Thomas & Mack Co., a commercial real estate development company. From 1992 to 1995, President and Chief Operating Officer of Bank of America-Nevada; and from 1982 to 1992, President and Chief Operating Officer of Valley Bank of Nevada. Director of Boyd Gaming Corporation.	2003	2003
Christopher J. Warmuth	51	Executive Vice President, City National Corporation and President, City National Bank since May 2005. Executive Vice President and Chief Credit Officer, City National Bank from June 2002 to May 2005. Executive Vice President and Chief Commercial Credit Officer, Bank of the West, April 2002 to May 2002. Chief Credit Officer and Head of the Quality Management Division, United California Bank (formerly Sanwa Bank), March 1998 to March 2002.	2005	2005

Class II Directors (Terms Expire at 2007 Annual Meeting):

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
Russell Goldsmith(1)	56	President of City National Corporation since May 2005; Chief Executive Officer of City National Corporation and Chairman of the Board and Chief Executive Officer, City National Bank since October 1995. Vice Chairman of City National Corporation from October 1995 to May 2005.	1978	1979
Michael L. Meyer	67	Chief Executive Officer, Michael L. Meyer Company, a real estate consulting and investment company since October 1999. From 1974 to 1998, Managing Partner, Orange County, Ernst & Young LLP Real Estate Group. From 1998 to 2002, Principal in TransPac Partners LLC and Pacific Capital Investors, investor in loans and real estate in Japan; and from 2000 to 2003, Principal in Advantage 4, LLC, provider of telecommunications systems for real estate projects. Director of Paladin Realty Income Properties, Inc.	1999	1999
Ronald L. Olson	64	Partner, Munger, Tolles & Olson, law firm, for more than the past five years. Director, Edison International, Berkshire Hathaway, Inc., The Washington Post Company and Western Asset Trust.	2001	2001

Class III Directors (Terms Expire at 2008 Annual Meeting):

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
Richard L. Bloch	76	President, Piñon Farm, Inc., for more than the past five years, and co-management partner of CLB Partners since 1997. From December 1993 to October 1997, Real Estate Investor and former Chairman of the Board, Columbus Realty Trust.	1974	1979
Bram Goldsmith(1)	83	Chairman of the Board, City National Corporation, for more than the past five years.	1964	1969
Kenneth Ziffren	65	Partner, Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie, Stiffelman, Cook, Johnson, Lande & Wolf LLP, law firm, for more than the past five years. Director and Co-Chairman, Panavision, Inc.	1989	1989

(1)          Russell Goldsmith is the son of Bram Goldsmith.

PROPOSAL 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit & Risk Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed management to submit the selection of independent registered public accounting firm for ratification by the stockholders of the Corporation at the Annual Meeting. KPMG has audited the Corporation’s financial statements since 1993. Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Corporation’s independent registered public accounting firm is not required by the Corporation’s bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit & Risk Committee will reconsider whether or not to retain that firm and reserves the discretion to retain KPMG as the Corporation’s independent registered public accounting firm. Even if the selection is ratified, the Audit & Risk Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such change would be in the best interest of the Corporation and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE CORPORATION’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

FEES PAID TO KPMG LLP

Policy on Audit & Risk Committee Pre-approval of Audit and Non-Audit Services of Independent Registered Public Accountant

KPMG performs both audit and non-audit professional services for and on behalf of the Corporation and its subsidiaries. The Audit & Risk Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit & Risk Committee has delegated pre-approval authority to its Chairman when expedited approval of services is necessary. During 2005 and 2004, the audit services included examination of the consolidated financial statements of the Corporation, examination of the financial statements of the Corporation’s subsidiaries and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

Fees for Professional Services

The aggregate fees billed for professional services by KPMG in fiscal 2005 and 2004 for various services were:

	2005	2004
Audit Fees	$1,234,000	$1,280,000
Audit Related Service	138,000	325,325
Tax Compliance Fees	50,875	143,610
All Other Fees	—	—
	$1,422,875	$1,748,935

GOVERNANCE OF THE COMPANY AND RELATED MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders and maintaining the Corporation’s integrity in the marketplace. We regularly review our governance practices and update them, as appropriate, based upon Delaware law (the state in which we are incorporated), NYSE rules and listing standards, SEC regulations, as well as best practices recommended by recognized governance authorities. Based on our review in 2005, the Board adopted changes to certain corporate governance structures and practices which we believe are best practices for the Company. Included in the changes were adoption of select amendments to the Audit & Risk Committee charter to clarify and more formally elaborate the risk management and Enterprise Risk Management (“ERM”) scope and duties of the Committee. Consistent with this change, the name of the committee was changed from the “Audit Committee” to the “Audit & Risk Committee.” The Board also approved the creation of a Board committee for oversight of company-wide wealth management and fiduciary activities. The new Wealth Management & Fiduciary Committee subsumes the activities of the prior Directors’ Trust Committee which had oversight of the Bank’s wealth management and fiduciary activities.

The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) which set forth significant corporate governance policies and practices of the Company. In addition, the Board of Directors has implemented the Company’s Code of Ethics for Senior Financial Officers and Principles of Business Conduct and Ethics for directors, officers and employees (collectively referred to herein as the “Codes of Conduct”). The Guidelines, Codes of Conduct, Board Committee Charters, including the Charters for the Audit & Risk Committee and the Compensation, Nominating & Governance Committee (“CN&G Committee”), the Restated Certificate of Incorporation and the Bylaws of the Corporation form the framework for governance of the Corporation. The Corporation’s Codes of Conduct, Guidelines and Charters for the Audit & Risk Committee and CN&G Committee (the “Charters”) are available on the Corporation’s website at www.cnb.com/ir/governance (the “CNC Corporate Governance Web Page”). The Corporation will post on this website any amendments to the Codes of Conduct or waivers of the Codes of Conduct for directors and executive officers. There were no waivers in 2005.

Stockholders may request printed copies of the Codes of Conduct, the Guidelines and the Charters from Investor Relations at the contact information set forth on the cover page of this proxy statement or by email to investor_relations@cnb.com. The charter for the Audit & Risk Committee is also attached as Appendix A to this proxy statement.

Director Independence.   Our Board of Directors has adopted categorical standards of independence (the “Independence Standards”) to determine the independence of non-employee members of the Board. The Independence Standards are included as part of the Corporation’s Guidelines and are attached to this proxy statement as Appendix B. The Board has designed the Independence Standards with a view towards (i)  providing a framework for decisions by the Board that remains free of any relationships that may impair, or appear to impair, its ability to make independent collective judgments, and (ii) ensuring that all permitted transactions between the Corporation and a director or his/her family or their respective primary business affiliations will be on arms-length market terms. The Independence Standards seek to accomplish these goals by utilizing a combination of economic tests and confirmation that relationships are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

The Board has reviewed the relationship of each of the non-employee directors with the Company in conjunction with the Independence Standards and has determined that the current Board has a majority of independent directors as defined by the listing standards of the NYSE and the Corporation’s Independence Standards.  Each of the following current directors is an independent director:  Richard L. Bloch, Kenneth L. Coleman, Michael L. Meyer, Ronald L. Olson, Peter Thomas, Andrea Van de Kamp and Kenneth Ziffren.

In the case of any entities which transacted business with the Company over the past three years in which any of our independent directors (or any of their immediate family members) has served as an executive officer or is a partner, principal or greater than a 10% shareholder, the payments from the Company to such entities have been substantially under the dollar limits in our Independence Standards and the NYSE independence standards. Munger, Tolles & Olson LLP, a law firm of which Ron Olson is a partner, provided legal services to the Company during 2005 and in the past three years. In each case, the payments by the Company for the services were significantly less than 0.1% of either the law firm’s or the Company’s annual revenues. ITM Software Corporation, a non-public company of which Ken Coleman was Chairman and Chief Executive Officer through December 31, 2005 and continues as a member of its Board of Directors, entered into a software license with the Company in 2004, which license was renewed in 2005. The amount paid under this license in 2004 was less than $150,000, and in 2005 was less than $25,000, an amount that was immaterial relative to the annual revenues of the Company and ITM Software. As disclosed in the Company’s 2005 annual proxy statement, the license agreement with ITM Software was approved by the disinterested members of the Company’s Board of Directors when originally entered into by the Company.

BOARD OF DIRECTORS MEETINGS; CONTACTING THE BOARD; COMMITTEES

The Board of Directors held seventeen meetings during 2005. Each current director attended at least 75% percent of all Board and applicable committee meetings. In accordance with the Guidelines, directors are expected to attend all annual stockholder meetings. All then current Board members (and nominees) were present at the Corporation’s 2005 annual meeting.

The non-employee directors meet in executive sessions of the Board without employee directors or management participation at least twice each calendar year and at such other times as they deem appropriate. The non-employee directors have currently selected Ken Ziffren, Chairman of the Audit & Risk Committee, to lead the non-employee director executive sessions.

An individual can contact the Corporation’s Board, any Committee of the Board, or select Board members (including the non-management directors as a group) by sending an email to bdofdirectors@cnb.com or writing to: Board of Directors, Attention: Corporate Secretary, City National Corporation, 400 N. Roxbury Drive, Beverly Hills, California 90210. This contact information is provided on the CNC Corporate Governance Web Page. As further required by the SEC and the NYSE, the Audit & Risk Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters or actual or potential corporate fraud or violation of applicable law. Procedures to submit a concern can also be found on the CNC Corporate Governance Web Page.

The Board of Directors has the following standing committees: the Compensation, Nominating & Governance Committee; the Audit & Risk Committee; the Wealth Management & Fiduciary Committee (replaced the prior Directors Trust Committee); the Community Reinvestment Act Committee; and the Special Matters Committee. Each of these committees operates pursuant to a written charter, which sets forth its functions. The charters for the Audit & Risk Committee and the CN&G Committee can be viewed on our website at www.cnb.com/ir/governance/committees.asp. The Audit & Risk Committee Charter is attached to this proxy statement as Appendix A.

Compensation, Nominating & Governance Committee

The current charter for the CN&G Committee, as reviewed and approved by the Board, contains a complete description of the powers and responsibilities of the CN&G Committee. The CN&G Committee is appointed by the Board to assist with director and officer compensation matters, recommend director nominees, and review and recommend appropriate policies and guidelines for governance matters. The CN&G Committee (which acts jointly as the CN&G Committee of the Bank) consists of the following

Board members, each of whom meets the NYSE and Board’s independence requirements: Richard L. Bloch (Chairman),  and Kenneth L. Coleman. The CN&G Committee met seven times during 2005.

In carrying out its responsibility to recommend nominees for election to the Board, the CN&G Committee is authorized to retain search firms, as well as obtain advice and assistance from internal or external legal, accounting or other advisors. The CN&G Committee identifies, screens and recommends to the Board candidates for membership on the Board, including nominees proposed by stockholders, on the basis of candidate guidelines established by the committee and approved by the Board as well as those qualifications for directors set forth in the Guidelines. A director candidate is expected to make a significant contribution to the membership of the Board by way of his or her range of skills, perspective, background (including education and experience), as well as serve as a significant and active resource for referrals and business development for the Corporation. Above all, director candidates must have the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of all the stockholders and be able to make himself or herself available to the Board in the fulfillment of his or her duties.

Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of the stockholders of the Corporation called for the election of directors. For the 2007 Annual Meeting of Stockholders, nominations must be received by February 25, 2007. The notice must include: (i) the name, age, business address and, if known, the residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Corporation beneficially owned by the nominee and (iv) other information that would be required by federal securities laws and regulations for an individual nominated by the Board of Directors. The Corporation did not receive any such nominations for the 2006 annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the CN&G Committee in 2005 has ever been an officer or employee of the Corporation or any subsidiary of the Corporation. During 2005, no executive officer or employee-director of the Corporation served as a director of an entity where a member of the CN&G Committee or any other independent Director of the Corporation is an executive officer. No member of the CN&G Committee was indebted to the Bank during 2005.

Audit & Risk Committee

In connection with the Board’s review of the Company’s corporate governance practices, on December 14, 2005, the Board of Directors approved the amended and restated charter for the Corporation’s Audit & Risk Committee, which charter contains a description of the powers and responsibilities of the Committee and is attached as Appendix A. The Audit & Risk Committee is appointed by the Board of Directors to assist the Board in monitoring and oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures; the Corporation’s compliance with legal and regulatory requirements; the qualifications, independence and performance of the Corporation’s independent registered public accounting firm and internal auditors; and all risk management activities, including audit, credit risk review and Enterprise Risk Management functions. The following directors are members of the Audit & Risk Committee, and each committee member is independent within the meaning of SEC regulations, the listing standards of the NYSE and the Corporation’s Corporate Governance Guidelines and is “financially literate” as determined by the Board of Directors in its business judgment: Kenneth Ziffren (Chairman), Richard L. Bloch, and Michael L. Meyer. The Audit & Risk Committee has identified Michael L. Meyer as the Audit & Risk Committee “Financial Expert” as defined by the SEC and required by the charter. Audit & Risk

Committee members are not expected to simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such service is not otherwise prohibited and will not impair the effectiveness and ability of committee members to serve on the Audit & Risk Committee. During 2005, the Audit & Risk Committee met seventeen times. The Audit & Risk Committee also functions as the Audit & Risk Committee of the Bank and the Trust Audit Committee with audit oversight responsibility for all wealth management and fiduciary activities of the Company.

The following “Report by the Audit & Risk Committee” shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT BY THE AUDIT & RISK COMMITTEE

The charter of the Audit & Risk Committee of the Board, as revised and amended in December 2005 by the Board and attached as Appendix A, specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities regarding the following:

•       Monitoring and oversight of the integrity of the Corporation’s financial statements and financial accounting practices;

•       Monitoring and oversight of the effectiveness of the Company’s internal control over financial reporting;

•       Monitoring and oversight of the Corporation’s compliance with legal and regulatory requirements;

•       Monitoring and oversight of the qualifications and independence of the Corporation’s internal auditors and independent registered public accounting firm;

•       Monitoring and oversight of the performance of the Company’s internal audit function and independent registered public accounting firm; and

•       Monitoring and oversight of all risk management activities, including audit, credit risk review and Enterprise Risk Management functions, as well as all risk management functions, and Enterprise Risk Management activities of the Corporation and Bank performed by management, all management committees, as well as other Board Committees.

In carrying out these responsibilities, the Committee, among other things:

•       discusses with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of the Corporation’s and subsidiaries’ internal controls regarding financial, accounting, regulatory and legal compliance;

•       reviews and discusses with management and the independent registered public accounting firm financial results prior to the release of earnings and quarterly and annual financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and the results of the independent registered public accounting firm’s review of the quarterly and annual  financial statements, prior to the filing of the Corporation’s quarterly and annual reports on Forms 10-Q and 10-K;

•       reviews disclosures made by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the annual and quarterly reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls;

•       reviews reports from management, including as appropriate the managers of Risk Management, Internal Audit, Compliance and Credit Risk Review, to monitor and oversee the Corporation and its subsidiaries’ conformity with applicable legal and regulatory requirements, and reviews material reports received from regulators or governmental agencies;

•       discusses with management the Corporation’s risk assessment and risk management policies; and

•       reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, and the independent registered public accounting firm’s report on (i) management’s assessment and (ii) the effectiveness of internal control over financial reporting.

During 2005, the Committee met seventeen times and conducted its meetings in a manner designed to facilitate effective and complete communication among the committee members, management, internal auditors, risk management and compliance officers and the Corporation’s independent registered public accounting firm, KPMG. Among the matters discussed with the Corporation’s internal audit, risk management and compliance officers, as well as KPMG, was the overall scope and plans for their respective audits. The Committee met separately with each of the internal and independent registered public accounting firm, without management, to discuss the result of their examinations and observations and recommendations regarding financial reporting practices and the effectiveness of the Corporation’s internal controls. The Board of Directors has determined that (i) each of the members of the Committee is independent and “financially literate,” as required by the New York Stock Exchange and (ii) Michael L. Meyer qualifies as an audit committee “Financial Expert” within the meaning of the SEC’s rules and regulations.

In performing its function, during the year ended December 31, 2005, the Audit & Risk  Committee has:

•       reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2005 with the Corporation’s management;

•       discussed with the Corporation’s independent registered public accounting firm all matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;

•       received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent registered public accounting firm any relationship that may have an impact on their objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence; and

•       in accordance with the Audit & Risk Committee’s policy on Pre-Approval of Audit and Non-Audit Related Services, reviewed and approved all fees paid to KPMG for all audit and non-audit related services.

In addition, during 2005, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s risk management policies and procedures. The Committee has also reviewed and overseen the Corporation’s and KPMG’s review and assessment process related to Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

Based on the foregoing review and discussions, the Audit & Risk Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s

Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

KENNETH ZIFFREN, CHAIRMAN RICHARD L. BLOCH MICHAEL L. MEYER

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Directors who are employees of the Company receive no compensation for service as Directors.

•       Fees. The Company pays the following cash fees to its non-employee directors for attendance at Board and Committee meetings and for serving as Committee Chairs:

Board of Director Meeting Fees	$2,000
Committee Meeting Fees	$1,500
Annual Retainer for Chair of Board Committees(1)	$3,000-$10,000

(1)          The annual retainers for each of the Board Committee Chairs are as follows:  Audit & Risk Committee Chair—$10,000 per year; CN&G Committee Chair and Directors’ Compliance Committee Chair (not a standing committee)—$5,000 per year; all other Board Committees—$3,000 per year.  The retainers are paid bi-annually in January and July.

In addition, the Company reimburses non-employee directors for travel expenses incurred in connection with attending Board, Committee and stockholder meetings, and for other Company-business related expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes).

•       Annual Award. On the date of each annual stockholders meeting, each non-employee director receives an “Annual Award” in cash in an amount equivalent to the value of 500 shares of the Corporation’s common stock based on the closing price reported on the NYSE the prior business day. This cash payment is not eligible for deferral under the Director Deferred Compensation Plan. In order to align the directors’ compensation with stockholders’ interests, each director is required to use 50% percent of the gross amount of the Annual Award to purchase shares of the Corporation’s stock on the open market within six months from the date of the annual meeting. This stock purchase requirement for non-employee directors is included in the Company’s Corporate Governance Guidelines. Prior to 2005, a portion of the non-employee directors’ compensation had included an automatic annual grant of 500 discounted stock options (“DSOs”) on the date of the annual shareholders’ meeting at an exercise price of $1.00 per share. However, due to the requirements of Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, after consultation with an independent consulting group, the CN&G Committee recommended to the Board that the automatic grants of DSOs be discontinued effective as of the 2005 annual shareholders meeting. The Board approved that recommendation in March 2005. In place of the DSO grants, the Board approved the payment of the “Annual Award” to each non-employee director with the requirement that the “Annual Award” be used to purchase shares of the Corporation’s common stock, as described above. Each non-employee director received payment of an Annual Award at the 2005 annual shareholders meeting and has used 50% of the gross amount to purchase shares of Company common stock.

•       2000 City National Bank Director Deferred Compensation Plan. The Bank’s 2000 Director Deferred Compensation Plan (the “Directors DCP”) allows non-employee directors to elect each year to defer up to 100% of the cash amount of their standard director meeting fees and annual committee chair retainers, instead of receiving these amounts as cash payments taxable in the year of receipt. Under the Directors DCP, standard Director meeting fees and retainers may be tax deferred, and Directors may designate select investment options in which the deferred director payments are deemed to be invested. This unfunded, non-qualified plan structure is required in order to preserve the beneficial tax deferral treatment for participating directors. Amounts in a director’s deferral account represent unsecured claims against the Bank’s assets, and all deferred amounts together with any credited investment returns are paid out to participating directors in accordance with their advance written election either a) in a lump sum or in installments commencing at a specified date during the director’s service on the Board, or b) upon termination of service. There is no guaranteed return on any deferred payment amounts.

•       Director Stock Ownership. It is the policy of the Board that each non-employee director, to enhance his or her ownership in the Corporation and to better align the Board with the interests of the stockholders, is required over three years to accumulate and own at least $100,000 worth of the Corporation’s stock. There are additional stock ownership requirements for employee-directors based on multiples of their salary, which requirements range from ownership of stock in an amount equal to 5 times the salary for the CEO to 3.5 times the salary for the other employee-directors. For more information about the stock ownership requirements for both directors and officers, see Appendix A to the Guidelines on the CNC Corporate Governance Web Page.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Certain directors, officers and stockholders of the Corporation, and their associates, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2005. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than normal risk of collection or present other unfavorable features.

Ronald L. Olson, a director of the Corporation, is a Partner with the law firm of Munger, Tolles & Olson LLP (MT&O) which provided legal services to the Corporation or the Bank during 2005 and may do so in the future. The fees paid for those services by the Company are an immaterial amount relative to the law firm’s and Company’s annual revenues. See “Director Independence” above for additional information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires directors and executive officers of the Corporation and persons who own more than ten percent of the Corporation’s common stock (“Ten Percent Owners”) to file reports of initial ownership of the Corporation’s common stock and subsequent changes in ownership with the SEC and the NYSE and to provide copies of such reports to the Corporation. Based solely upon the Corporation’s review of the copies of such reports and written representations that no other reports were required to be filed during 2005, all Section 16(a) reporting requirements applicable to directors, officers and Ten Percent Owners were met in a timely manner.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the Corporation’s proxy statement for the 2007 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Corporation’s Secretary on or before November 21, 2006 and must satisfy the other requirements of Rule 14a-8 under the 1934 Act. The proxy card for the 2007 Annual Meeting of Stockholders will give the designated proxy holder authority to vote at his or her discretion on any matter which is not brought to the Corporation’s attention on or before February 4, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Owners of Common Stock

The following table sets forth information as of January 31, 2006 regarding the beneficial owners of more than five percent of the outstanding shares of the Corporation’s common stock. To the Corporation’s knowledge, based on the absence of filings which beneficial owners of more than five percent of the outstanding shares of the Corporation’s common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Corporation’s common stock. Except as otherwise noted in the footnotes below, each of these persons or entities had sole voting and investment power with respect to the Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Bram Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210			7.68%
Bram and Elaine Goldsmith, Trustees of the Bram and Elaine Goldsmith Family Trust	2,937,514
Elaine and Bram Goldsmith, Trustees of the Elaine Goldsmith Revocable Trust	567,989
Bram Goldsmith	57,157	(3)
Goldsmith Family Foundation	244,780	(4)
Bram Goldsmith, Trustee of Oak Trust A	13,731	(5)
Total	3,821,171	(11)
Russell Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210			10.29%
Goldsmith Family Partnership	2,860,000	(6)
The Russell Goldsmith Trust	420,290	(7)
Russell Goldsmith, Trustee of Maple Trusts I and II, Pine Trusts I and II and other family trusts	310,148
Goldsmith Family Foundation	244,780	(4)
Russell Goldsmith	1,219,138	(8)
Russell Goldsmith, Trustee of the West LA Investment Trust No. 1-R	8
B.N. Maltz Foundation	58,495	(9)
MKB Co. Ltd.	7,500	(10)
Total	5,120,359	(11)

(1)          Includes shares subject to options which are presently exercisable or which will become exercisable within 60 days after January 31, 2006. Does not include restricted stock units issued pursuant to the Amended 2002 Plan. Restricted stock units do not have voting rights and do not convert to shares until termination of employment.

(2)          Based on 49,764,361 shares of Common Stock issued and outstanding at January 31, 2006.

(3)          Shares allocated to Bram Goldsmith’s account under the City National Corporation Profit Sharing Plan.

(4)          The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Bram Goldsmith and Russell Goldsmith are directors. Bram Goldsmith and Russell Goldsmith each disclaim beneficial ownership of these shares.

(5)          Shares held in a trust for the benefit of a family member for which Bram Goldsmith is the sole trustee.

(6)          The Goldsmith Family Partnership is a limited partnership whose general partners include the Russell Goldsmith Trust, of which Russell Goldsmith is the sole trustee and the West L.A. Investment Trust No. 1-R, of which Russell Goldsmith is the sole trustee. Russell Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of Russell Goldsmith’s respective pecuniary interest in the partnership.

(7)          Excludes the 2,860,000 shares identified as being held by the Goldsmith Family Partnership which the Russell Goldsmith Trust may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(8)          Includes 30,700 shares solely owned by Russell Goldsmith, 2,468 shares allocated to Russell Goldsmith’s account under the City National Corporation Profit Sharing Plan and 1,185,970 stock options exercisable within 60 days after January 31, 2006.

(9)          The B. N. Maltz Foundation is a tax-exempt charitable foundation of which Russell Goldsmith is a director. Russell Goldsmith disclaims beneficial ownership of these shares.

(10)   MKB Co. Ltd. is a limited liability company whose managing members include Russell Goldsmith’s spouse. The number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Russell Goldsmith disclaims beneficial ownership of these shares.

(11)   After appropriate elimination of duplicate ownership attributable to both Russell Goldsmith and Bram Goldsmith under the Goldsmith Family Foundation (see footnote 4), Bram Goldsmith and Russell Goldsmith and their related interests beneficially own 8,696,750 shares which constitutes 17.48% of the outstanding shares.

SECURITY OWNERSHIP OF MANAGEMENT

City National Corporation

The information below sets forth the number of shares of the Corporation’s common stock beneficially owned as of January 31, 2006 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the “Summary Compensation Table” below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him or her.

	(a)		(b)		(c)
Name or Number of Persons in Group	Number of Shares of Common Stock Beneficially Owned(1)		Options(2)		Total		Percent of Class
Richard L. Bloch	138,675	(3)	—		138,675		*
Christopher J. Carey	973	(4)	10,000		10,973		*
Jan R. Cloyde	30,885	(5)	84,999		115,884		*
Kenneth L. Coleman	320	(6)	1,000		1,320		*
Bram Goldsmith	3,821,171	(7)	—		3,821,171		7.68%
Russell Goldsmith	3,934,389	(8)	1,185,970		5,120,359		10.29%
Michael L. Meyer	8,750		—		8,750		*
Ronald L. Olson	11,000	(9)	2,000		13,000		*
Peter M. Thomas	3,750		1,000		4,750		*
Andrea L. Van de Kamp	6,382	(10)	—		6,382		*
Christopher J. Warmuth	12,057	(11)	26,719		38,776		*
Kenneth Ziffren	12,798		—		12,798		*
All Directors, Nominees and Executive Officers as a group (15 persons)	7,747,595	(1,3-12)	1,375,671	(2,12)	9,123,266	(1-13)	18.33%

*                    Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Corporation’s common stock.

(1)          Excludes shares subject to options that are referred to in the adjacent column. Excludes restricted stock units issued pursuant to the Amended 2002 Plan. Restricted stock units do not have voting rights and do not convert to shares until termination of employment.

(2)          Represents shares subject to options which are presently exercisable or which will become exercisable within 60 days after January 31, 2006.

(3)          Richard Bloch has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(4)          Includes 973 shares allocated to Christopher J. Carey’s account under the City National Corporation Profit Sharing Plan.

(5)          Includes 5,685 shares allocated to Jan R. Cloyde’s account under the City National Corporation Profit Sharing Plan.

(6)          Kenneth Coleman has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(7)          Includes 13,731 shares owned by Oak Trust A, the beneficiary of which is a family member and Bram Goldsmith is the sole trustee and 57,157 shares allocated to Bram Goldsmith’s account under the City National Profit Sharing Plan and shared voting and investment power as follows: (i) 2,937,514 shares owned by the Bram and Elaine Goldsmith Family Trust, of which Bram Goldsmith is a co-trustee, (ii) 567,989 shares owned by the Elaine Goldsmith Revocable Trust, of which Bram Goldsmith is a co-

trustee, and (iii) 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation.

(8)          Includes 2,860,000 shares owned by the Goldsmith Family Partnership (of which the Russell Goldsmith Trust and West LA Investment Trust No. 1-R are general partners), 420,290 shares owned by the Russell Goldsmith Trust and 8 shares owned by West LA Investment Trust No. 1-R, each trust of which Russell Goldsmith is the sole trustee, 310,148 shares owned by other trusts of which Russell Goldsmith is the sole trustee, 30,700 shares solely owned by Russell Goldsmith and 2,468 shares allocated to Russell Goldsmith’s account under the City National Corporation Profit Sharing Plan, and shared voting and investment power as follows: (i) 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director, (ii) 58,495 shares owned by the B.N. Maltz Foundation, a charitable foundation of which Russell Goldsmith is a director, and (iii) 7,500 shares owned by MKB Co. Ltd, a limited liability company of which Russell Goldsmith’s spouse is one of the managing members; the number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, the Goldsmith Family Foundation, the B.N. Maltz Foundation and the MKB Co. Ltd.

(9)          Ronald Olson has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(10)   Andrea Van de Kamp has shared voting and investment power in 4,782 of these shares that are held in a trust of which she is a co-trustee. Andrea Van de Kamp is retiring as a director of the Corporation effective prior to the 2006 Annual Shareholders Meeting.

(11)   Includes 2,072 shares allocated to Christopher J. Warmuth’s account under the City National Corporation Profit Sharing Plan.

(12)   In addition to the ownership disclosed for the persons identified in the Security Ownership of Management table, the beneficial ownership by three additional officers of the Bank who are designated as “Executive Officers” of the Corporation is disclosed in the totals for Columns (a), (b) and (c) of the table. “Executive Officers” means those individuals designated as such for purposes of Section 16 of the Securities Exchange Act of 1934. The number of shares beneficially owned by the Executive Officers is as follows: Column (a) 9,861 solely owned shares, plus 1,364 shares allocated to the officers’ accounts under the City National Profit Sharing Plan; Column (b) 63,983 shares subject to options (see footnote 2); and column (c) the 75,208 shares included in the column (a) and column (b) totals for the executive officers.

(13)   The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation (see footnotes 8 and 9).

Subsidiaries

CN Real Estate Investment Corporation

The information below sets forth the number of 8.5% Series A Non-Cumulative Preferred Shares and 8.5% Series B Non-Cumulative Preferred Shares of CN Real Estate Investment Corporation (an indirect wholly-owned subsidiary of the Corporation) beneficially owned as of January 31, 2006 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the “Summary Compensation Table” below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Series A and Series B Shares owned.

Name or Number of Persons in Group	Series A Shares Beneficially Owned		Series A Percent Of Class*	Series B Shares Beneficially Owned		Series B Percent Of Class*
Bram Goldsmith	1,100	(1)	3.24%	800	(2)	11.72%
Russell Goldsmith	800	(3)	2.36%	250	(4)	3.66%
All Directors, Nominees and Executive Officers as a group (3 persons—Series A; 2 persons—Series B)	1,500	(1,3,5)	4.42%	1,050	(2,4)	15.38%

*                    Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the subsidiary’s preferred stock.

(1)          Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director and 600 Series A shares owned by trusts of which members of the family of Bram Goldsmith are the beneficiaries and Bram Goldsmith is the sole trustee. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation.

(2)          Includes 500 Series B shares owned by the Bram and Elaine Goldsmith Trust and 300 Series B shares owned by the Elaine Goldsmith Revocable Trust, of which trust Bram Goldsmith is a co-trustee.

(3)          Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation. Also includes 300 Series A shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(4)          Includes 150 Series B shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(5)          The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation (See footnotes (1 and 3)).

CN Real Estate Investment Corporation II

The information below sets forth the number of 8.5% Series A Non-Cumulative Preferred Shares of CN Real Estate Investment Corporation II (an indirect wholly-owned subsidiary of the Corporation) beneficially owned as of January 31, 2006 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the “Summary Compensation Table” below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Preferred Shares owned by him or her.

Name or Number of Persons in Group	Subsidiary II Series A Shares Beneficially Owned		Subsidiary II Series A Percent Of Class*
Bram Goldsmith	200	(1)	*
Russell Goldsmith	300	(2)	*
Christopher J. Warmuth	150		*
All Directors, Nominees and Executive Officers as a group (5 persons)	850	(1,2)	0.56%

*                    Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Subsidiary’s preferred stock.

(1)          Includes 100 shares owned by Bram Goldsmith’s spouse. Bram Goldsmith disclaims beneficial ownership of the shares held by his spouse.

(2)          These shares are owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following “Report on Executive Compensation” and “Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

REPORT ON EXECUTIVE COMPENSATION BY COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

The Compensation, Nominating & Governance Committee of the Corporation, which acts jointly as the Compensation, Nominating & Governance Committee of the Bank (collectively, the “CN&G Committee”) is responsible to the Corporation’s Board of Directors and stockholders for reviewing and approving director and officer compensation plans, policies and programs, including compensation awarded to the Chief Executive Officer and the four other most highly compensated officers of the Corporation (collectively, the “Named Executive Officers”). The CN&G Committee operates under a written charter adopted by the Board. The CN&G Committee is also responsible for overseeing matters related to governance and director nominations; however, except to the extent related to compensation matters, this Report does not address these other responsibilities. References in the following report to the Corporation include the Bank, unless otherwise noted.

Overall Philosophy

The Corporation’s compensation and benefit programs are designed to attract, motivate and retain executives and employee-colleagues critical to the Corporation’s long-term success and the creation of stockholder value. Our program reflects the following principles:

•       Compensation must be related to performance. Our compensation program reinforces the Corporation’s business and financial objectives. The program provides systematic ways of rewarding employee-colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation’s strategic goals. Rewards are determined in accordance with the Corporation’s “pay for performance” philosophy and are based on an evaluation process that periodically assesses performance against established goals.

•       Employee-colleagues should think and act like the Corporation’s stockholders. We believe that our employee-colleagues should act in the interests of the Corporation’s stockholders and we encourage employee-colleague officers of the Company to do that by granting them an equity stake in the Company. Equity awards include stock option grants and restricted stock awards (including restricted stock units). In order to better align the interests of employee-colleague officers and stockholders, the Board has replaced approximately one-half of stock option grants typically awarded to officers in the past with similarly valued restricted shares and has adopted a value-based approach in its granting practices. This value-based approach takes into account any significant increase or decrease in the Corporation’s stock value from year to year in determining the actual number of stock option and restricted stock awards that are granted relative to the prior year.

•       Stock Ownership Guidelines. The Company has stock ownership requirements for officers, as described on Appendix A to the Corporation’s Corporate Governance Guidelines (See CNC Corporate Governance Web Page). The stock ownership guidelines are intended to increase employee-colleague officers’ equity stake in the Company over time to a meaningful level which will better align their economic interests with the interests of the Corporation’s stockholders.  Stock awards are viewed as a retention tool, intended to motivate employee-colleagues to remain with the Corporation with the value of the awards realized through future appreciation in the stock price.

•       Reward achievement of corporate and individual goals in a fair, objective and consistent way. The compensation and benefit programs are designed to balance short and long-term objectives for both the Corporation and employee-colleagues; recognize behaviors that are consistent with the Corporation’s values and culture; and properly value and blend teamwork and individual effort. The Company’s programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace.

When determining compensation levels for executive officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive. Companies selected for the survey generally include banks of a size and business profile comparable to, or larger than, the Bank, both within and outside of California, although the exact identity of the institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys. In addition, we use custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Bank in asset size and product mix and are consolidated in a relatively small geographic location. Some, but not all, of the banks for which compensation survey information is considered are included within the SNL $10+ Billion Bank Index utilized in the “Stockholder Return Graph,” below.

STOCKHOLDER RETURN GRAPH

City National Corporation
Total Return Performance

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
City National Corporation	100.00	122.91	117.23	168.82	195.96	205.01
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL $10B+ Bank Index	100.00	99.46	89.23	120.05	133.46	135.68

Source:  SNL Financial LC, Charlottesville, VA ©2006;  Standard & Poor’s Web Site. Used with permission from standardandpoors.com.

The stockholder return graph compares the total cumulative stockholder return on the Corporation’s common stock to the total cumulative returns of the Standard & Poor’s 500 Index and the SNL $10+ Billion Bank Index. Each line on the stockholder return graph assumes that $100 was invested in the Corporation’s common stock and the respective indices on December 31, 2000, and assumes quarterly reinvestment of all dividends. The total cumulative returns shown on the stockholder return graph reflect historical results only and are not necessarily indicative of future results.

Statement Regarding Deductibility

Section 162(m) of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid by a public company for any fiscal year to the corporation’s chief executive officer and the four other most highly compensated executive officers at the end of the fiscal year. Performance-based compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m), including receipt of stockholder approval. The CN&G Committee considers the impact of this rule when developing and implementing the Company’s executive compensation programs and designs certain components of executive compensation to permit full deductibility. The stock options granted under the Company’s plans and payments under the Variable Bonus Plan are designed so that compensation paid under them can qualify for an exemption from the limitation on deductible compensation. However, to the extent that the value of annual salary, executive management incentive bonus amounts, and other non-performance based remuneration paid to each of the CEO and other Named Executive Officers exceeds $1 million, such excess amount cannot be deducted. Further, restricted stock and restricted stock units may not be exempt and at the time of payout may cause the compensation of the executive officer to exceed the $1 million limit. The CN&G Committee believes that stockholder interests are best served by not restricting the CN&G Committee’s discretion and flexibility in crafting and administering compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee from time to time approves elements of compensation for certain officers that are not fully deductible.

Review of Executive Compensation

Decisions regarding compensation of the Corporation’s chief executive officer, the members of the Corporation’s Strategy and Planning Committee and other officers of the Corporation earning an annual base salary of $200,000 or more, all of whom are employees of the Bank, are made by the CN&G Committee. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Corporation provides incentive based compensation benefits to its executive officers pursuant to the Corporation’s Profit Sharing Plan, the Executive Management Bonus Plan, the Amended 2002 Plan, the Amended and Restated 1999 Variable Bonus Plan (the “Variable Bonus Plan”) and the Executive Deferred Compensation Plan. The CN&G Committee administers the Variable Bonus Plan and the Amended 2002 Plan and grants restricted stock, options and other stock based awards under the Amended 2002 Plan. The CN&G Committee also administers outstanding options issued under the 1995 Omnibus Plan, the 1999 Omnibus Plan and the 2001 Stock Option Plan (collectively, “Prior Plans”). The CN&G Committee meets at scheduled times during the year to administer the foregoing compensation programs, to make decisions regarding executive compensation and to fulfill its other responsibilities under its charter. The CN&G Committee has the authority to engage the services of outside advisers, experts and others to assist it in its work, which it has done from time to time.

The CN&G Committee reviews and approves annual compensation decisions for executive officers of the Company during its meetings in the first few months of each fiscal year. Proposed executive compensation (including CEO compensation) is presented and reviewed by the CN&G Committee, including base salaries for the new fiscal year and annual cash bonuses for the just completed fiscal year. The Committee reviews and discusses a tally sheet prepared for the CEO and the other four Named Executive Officers setting forth the components of their compensation, including total cash compensation, total equity compensation, total deferred compensation, other benefits and perquisites. The tally sheet prepared and reviewed by the Committee also includes a review of the dollar amounts to be paid under several potential termination scenarios, including change-in-control. The CN&G Committee also reviews management’s recommendations for equity compensation performance grants for all officers. After the review process, cash compensation and stock awards for the following executives are approved by the Committee: officers with base salaries in excess of $200,000 per year; Executive Committee members; and Strategy & Planning Committee members. The CN&G Committee also approves stock awards for all other officers. With respect to the CEO, the Committee assesses the CEO’s performance against the goals established at the start of the year and his accomplishments for the year. The Committee approves the CEO’s cash bonus for the just completed fiscal year and the performance goals established for the current plan year under the Variable Bonus Plan. For fiscal year 2006, the CEO’s 2006 base salary is subject to possible adjustment as a result of the final negotiation of the proposed extension of the CEO’s current employment agreement, as discussed below.

Chief Executive Officer

Renewal of 2002 Russell Goldsmith Agreement.   The current Employment Agreement (the “2002 Russell Goldsmith Agreement”) for Russell Goldsmith, the CEO of the Company, is scheduled to expire in July 2006. Pursuant to the provisions of the Employment Agreement, at least six (6) months prior to its expiration, the CN&G Committee commenced negotiations with Russell Goldsmith for the purposes of negotiating an extension of the term. The CN&G Committee has engaged an outside consultant to assist it in the identification of the appropriate terms of any such agreement, and in negotiating the extension and renewal. The CN&G Committee has reviewed and discussed the advice of the outside consultant at its meetings. The outside directors of the Board have been kept apprised of the negotiation process and have assessed and discussed the terms of the proposed agreement at a recent executive session of the Board. Once the analysis is complete, the CN&G Committee will prepare a proposal to renew the agreement for presentation to the Board for its final review and approval.

2005 Fiscal Year Compensation.   Following an evaluation of the CEO’s performance, the CN&G Committee reviews and approves Russell Goldsmith’s compensation package for each fiscal year in accordance with the terms of the 2002 Russell Goldsmith Agreement. For 2005, as described above, the CN&G Committee reviewed a tally sheet setting forth the major components of compensation and affixing dollar amounts under various payout scenarios. The Committee also considered data regarding compensation levels of Chief Executive Officers of other comparable financial institutions provided by independent consultants. On the basis of this information, the Committee found the CEO’s compensation is reasonable. The components of Mr. Russell Goldsmith’s compensation for fiscal 2005 are identified below under “Value of Total Compensation for Fiscal 2005” and in more detail under “Summary Compensation Table.”  In addition, for information regarding certain retirement benefits for which Mr. Goldsmith is eligible as well as severance or change-in-control benefits, please see below in this proxy statement under “Employment Contracts, Termination of Employment and Change in Control Agreements.”

Base Salary.   Russell Goldsmith’s base salary for 2005 was determined under the 2002 Russell Goldsmith Agreement. In determining the level of base salary under the 2002 Russell Goldsmith Agreement, the CN&G Committee took into account Russell Goldsmith’s qualifications and past experience, the performance of the Company since he became CEO, and the substantial increase in the size and diversification of the Company during the term of the 2002 Russell Goldsmith Agreement.

Annual Cash Bonus.   All officers of the Corporation and its subsidiaries may be selected by the CN&G Committee to participate in the Variable Bonus Plan. For 2005, Russell Goldsmith was the only officer selected to participate. Under the Variable Bonus Plan, the CN&G Committee establishes an objective compensation formula (expressed as a percentage of base salary) based on the achievements of performance goals which may include net income, net operating income, earnings per share, return on assets, return on equity, total stockholder return and other corporate financial criteria. Based upon the formula established by the CN&G Committee for 2005, which reflected the Corporation’s net operating income goal, and the Bank’s performance for 2005, Russell Goldsmith received a bonus of $1,223,161 in March 2006.

Stock Award Grants.   For the 2005 performance year, the CN&G Committee awarded 46,196 stock options and 11,549 restricted stock units to Mr. Goldsmith in March 2006.

Other Executive Officers

Base Salary.   The CN&G Committee considers and approves senior management recommendations concerning base salaries for executive officers. Base salary adjustments are usually effective beginning March 1. Executive officer base salaries for 2005 were primarily based on the performance of the

Corporation and the individual and the individual’s department or division, and the base salary levels at comparable financial institutions.

Annual Cash Bonuses.   Most executive officers of the Corporation are also members of the Bank’s Executive Committee and as such are eligible to participate in the Bank’s Executive Management Bonus Plan (the “Bonus Plan”). Russell Goldsmith is eligible to participate in the Bank’s Variable Bonus Plan and not the Bonus Plan. The Bonus Plan governs annual cash bonuses payable to members of the Bank’s Executive Committee (other than officers subject to other bonus arrangements) and is intended to further the long-term growth in the Bank’s assets and earnings, and enhance its value to stockholders, by providing financial incentives to the Bank’s executive management and focusing and coordinating executive management’s efforts on the attainment of specific financial objectives.

To that end, each year, the Bank’s Strategy and Planning Committee (each of the members of which is also a member of the Executive Committee) establishes a net operating income goal for the Corporation which is subject to the approval of the Board of Directors. Under the Plan, the aggregate amount of bonuses paid depends upon the degree to which the Corporation’s performance falls below or exceeds this annual net operating income goal. Senior management recommends to the CN&G Committee for its review and adoption the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at comparable financial institutions, with an upper limit of 120%. If the Corporation does not achieve at least 85% of its net operating income goal (“bonus threshold”), no cash bonuses are paid. If the Corporation achieves or exceeds the bonus threshold, bonuses may, but are not required to, be paid in the sole discretion of the CN&G Committee. Determination of which executive officers will receive bonuses and in what amounts is made by the CN&G Committee following discussion of the recommendations of senior management, based on a discretionary evaluation of the contribution to the accomplishment of the Corporation’s net operating income goal by the officer and the officer’s department or division. Not all eligible officers will necessarily receive a bonus and not all eligible officers will necessarily receive the same bonus.

As part of the performance evaluation process for executives, consideration is given to the participant’s contribution to meeting the overall goals of the Bank, the participant’s performance of basic job responsibilities and achievement of individual and/or departmental objectives, including individual contribution to the Executive Committee. The S&P Committee discusses financial performance, accomplishment of objectives, management and leadership and loan review, compliance and audit results. Actual individual awards are calculated on the basis of the percentage achievement by the Corporation of the net operating income goal and the individual’s performance level. Additional amounts may be paid as bonuses to members of the Executive Committee who are deemed by the CN&G Committee to have achieved superior performance during the rating period. The Corporation exceeded the 2005 bonus threshold, and bonuses were paid in March 2006.

Stock Award Grants.   Recommendations of senior management for the grant of stock awards to executive officers under the Corporation’s stock award plans are generally submitted to the CN&G Committee after the end of each fiscal year. In determining whether to recommend the grant of an award and the size of the grant to be awarded, senior management considers executive officers’ salary levels, their expected contribution toward the growth and profitability of the Corporation, the Corporation’s stock value and award grant levels at comparable financial institutions. After full discussion of the recommendations presented, the CN&G Committee decides whether to grant awards.

The stock award plans are designed to align the interests of the executive officers with the long-term interest of the Corporation’s stockholders in increasing the market value of the Corporation’s stock. The awards generally have a vesting schedule of 25% per year, beginning one year after the grant date in the case of options, and two years after the grant date in the case of restricted stock, which is intended to assist in the retention of executive officers and the creation of stockholder value over the long-term, because the holder receives the full benefit for options only after four years and only after five years for restricted stock and restricted stock units.

Other Compensation.   In approving both the cash and equity components of executive compensation, the CN&G Committee also reviews the participation of the executives in the Corporation’s retirement and savings plans (e.g., CNC Profit Sharing Plan) and deferred compensation plan. The CN&G Committee further considers the Change of Control Agreements between each member of the Bank’s Executive Committee (see description below). As discussed above, the CN&G Committee reviewed a tally sheet prepared for each Named Executive Officer as part of its compensation approval process.

Value of Total Compensation for Fiscal 2005.

Set forth below is a summary of the dollar values of the total annual compensation provided, granted to or received by each of the Named Executive Officers during, or in the case of the bonus, on account of, the fiscal year ended December 31, 2005:

				Potential Value of Fiscal 2005 Long Term Compensation Awards ($)
	Cash Compensation ($)			Restricted Stock Unit/Restricted		Value of Total Compensation
	Salary Earned in Fiscal 2005	Bonus Earned for Fiscal 2005	Other(1)	Stock Awards ($)(2)	Stock Option Grants(3)	for Fiscal 2005 ($)
Russell Goldsmith	$969,297	$1,223,161	$25,200	$793,270	$733,320	$3,744,248
Bram Goldsmith	$350,000	$150,000	$25,200	—	—	$525,200
Christopher J. Carey	$434,740	$300,000	$97,700	$275,920	$261,900	$1,370,260
Christopher J. Warmuth	$420,050	$300,000	$25,200	$137,960	$485,880	$1,369,090
Jan R. Cloyde	$421,192	$270,000	$25,200	$215,563	$218,250	$1,150,205

(1)          This represents the total of the amounts shown in the “Other Annual Compensation” and “All Other Compensation” columns of the Summary Compensation Table on page 29.

(2)          Amounts shown are from the “Restricted Stock Unit/Restricted Stock Awards” column of the Summary Compensation Table. Each of the restricted stock and restricted stock unit awards vest in four equal installments beginning on the second anniversary of the grant date. Vested restricted stock units convert and are distributed upon termination of employment.

(3)          Amounts shown are based upon the option grants identified under “Grants in Last Fiscal Year.”  The amounts indicated were calculated using the Black-Scholes option valuation model described below under “Stock Option Plans” for disclosure purposes only. The amounts shown for Christopher Warmuth include both his annual grant on March 11, 2005 and an additional grant in May 2005 upon his promotion to President of the Bank.

The table above does not reflect any compensation income resulting from changes in valuation of previous stock option grants or other equity-based compensation. Moreover, the actual value ultimately realized under the equity-based compensation awards set forth above will vary based on, among other things, the Company’s operating performance and fluctuations in the Common Stock price. The table also does not include retirement benefits for which Mr. Goldsmith is eligible as well as severance or change-in-control benefits applicable to the listed executives, which are discussed in more detail under “Employment Contracts, Termination of Employment and Change in Control Agreements.”

Conclusion.   Attracting and retaining talented and motivated management and employee-colleagues is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with an equity component helps to achieve this objective by aligning the interests of executive officers and other key employee-colleagues with those of stockholders. We believe that the

Corporation’s compensation program meets these objectives. In addition, based on our thorough review of all elements of compensation, including benefits and perquisites awarded to executive officers, our assessments of individual and corporate performance, and peer group compensation levels, the Committee believes the total mix of compensation provided to the Company’s executive officers, including the CEO, is appropriate.

Respectfully submitted,
COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
RICHARD L. BLOCH, CHAIRMAN, KENNETH L. COLEMAN

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation for services rendered in all capacities to the Corporation and its subsidiaries earned during or, in the case of bonuses, on account of, the years indicated by each of the Corporation’s Chief Executive Officer and the four other most highly compensated officers of the Corporation during 2005 (including, in some cases, officers of the Bank who were deemed executive officers of the Corporation) who were employed by the Corporation or the Bank at December 31, 2005 (collectively, the “Named Executive Officers”).

					Long Term Compensation
					Restricted Stock	Securities
		Annual Compensation			Unit/Restricted	Underlying
Name and Position with the Corporation and the Bank	Year	Salary(1)(2)	Bonus(3)	Other Annual Compensation(4)	Stock Awards($)(5)	Options Granted(6)	All Other Compensation(7)
Russell Goldsmith	2005	$969,297	$1,223,161	—	$793,270	42,000	$25,200
Chief Executive Officer	2004	$914,431	$1,157,004	—	$722,630	47,440	$24,600
and President, City National Corporation; Chairman of the Board and Chief Executive Officer, City National Bank	2003	$868,041	$1,132,153	—	$711,563	62,500	$24,000
Bram Goldsmith	2005	$350,000	$150,000	—	—	—	$25,200
Chairman of the Board,	2004	$350,000	$150,000	—	—	—	$24,600
City National Corporation	2003	$420,531	$150,000	—	—	—	$24,000
Christopher J. Carey	2005	$434,740	$300,000	—	$275,920	15,000	$97,700
Executive Vice President	2004	$207,670	$355,650	—	$492,075	25,000	$55,950
and Chief Financial Officer, City National Corporation and City National Bank	2003	—	—	—	—	—	—
Christopher J. Warmuth	2005	$420,050	$300,000	—	$137,960	28,000	$25,200
Executive Vice President,	2004	$364,583	$226,525	—	$86,642	5,689	$24,600
City National Corporation and President, City National Bank	2003	$345,835	$210,000	—	$71,179	6,250	$24,000
Jan R. Cloyde	2005	$421,192	$270,000	—	$215,563	12,500	$25,200
Executive Vice President,	2004	$398,958	$268,690	—	$220,871	14,500	$24,600
City National Corporation and Executive Vice President, Banking Services Division, City National Bank	2003	$379,789	$252,780	—	$199,238	17,500	$24,000

(1)           Includes amounts contributed to the Bank’s Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan is an unfunded, non-qualified plan with no guaranteed level of performance or security by the Bank.

(2)           Christopher J. Carey commenced employment with the Corporation in July 2004.

(3)           For Christopher J. Carey, the 2004 total reported bonus amount includes a one-time signing bonus of $200,000, which includes amounts to cover relocation expenses. (The Bank also reimbursed Christopher J. Carey for moving costs as noted in footnote 4 below.)

(4)           There were no perquisites or other personal benefits which, in the aggregate, exceeded the lesser of $50,000 or 10% of total salary and bonus for any of the Named Executive Officers. In 2004, the Bank reimbursed Christopher J. Carey $30,000 for costs of moving household goods in connection with his relocation to California.

(5)           The dollar value of the restricted stock unit and restricted stock awards listed in the table is calculated based on the closing price of the Corporation’s common stock on the effective date of the grant as follows: fiscal 2005 grants—$68.98, fiscal 2004 grants—$60.93 (except for Christopher J. Carey, whose 2004 award value is based on $65.61, the closing price on the date of his award grant); and fiscal 2003 grants—$45.54. On each dividend payment date for the Corporation’s common stock, dividend equivalent units are issued with respect to restricted stock units, and dividends are paid on restricted shares.

Restricted stock and restricted stock units (collectively, “restricted awards”) are currently granted by the Corporation pursuant to the Amended 2002 Plan. The following table lists the total holdings of restricted awards of City National Corporation and the market value of such awards for the Named Executive Officers as of the end of fiscal year 2005. Bram Goldsmith has been granted no restricted awards. The value shown is based on the closing market price of $72.44 on December 30, 2005, as reported on the NYSE. Pursuant to the Amended 2002 Plan, restricted awards vest in four equal installments beginning on the second anniversary of the grant date.

Named Executive Officer	Total Number Held*	Market Value as of 12/31/05
Russell Goldsmith	38,985	$2,824,073
Christopher J. Carey	11,500	$833,060
Christopher J. Warmuth	**5,845	$423,412
Jan R. Cloyde	11,125	$805,895

*                    The total number of restricted stock units held includes the following number of vested units:  Russell Goldsmith—3,906 vested restricted stock units:  Jan Cloyde—1,093 vested restricted stock units; Christopher Carey—no vested units. Upon termination of employment, other than in the case of death, disability or subject to the discretion of the CN&G Committee, upon the occurrence of a Change in Control, restricted stock units that have not vested are subject to forfeiture as provided in the Amended 2002 Plan. Vested units convert and are distributed upon termination of employment.

**              The restricted awards include 1,250 outstanding restricted shares granted in June 2002 pursuant to the 1995 Plan upon the commencement of employment of Christopher Warmuth. This grant vested in four equal installments beginning on the first anniversary of the grant date. The balance of the restricted awards listed for Christopher Warmuth are the outstanding portion of restricted shares granted pursuant to the Amended 2002 Plan since 2003 which vest in four equal installments beginning on the second anniversary of the grant date.

(6)           The option grants to Christopher Warmuth in 2005 include an annual stock award grant of 8,000 options effective March 11, 2005 and a stock award grant of 20,000 options effective May 25, 2005 upon Mr. Warmuth’s appointment as President of City National Bank.

(7)           Reflects the contribution to the Profit Sharing Plan allocable to the Named Executive Officer, including any matching contribution to the Section 401(k) deferred compensation feature of that Plan. For Christopher J. Carey, also reflects payment of a $37,500 cost of living adjustment in 2004 (prorated from the year one annual amount of $75,000)  and $72,500 in 2005 to alleviate the higher cost of living in the Los Angeles area.

Employment Contracts, Change of Control Agreements and Termination Arrangements

Russell Goldsmith Agreement.   Russell Goldsmith serves as Chairman of the Board and Chief Executive Officer of the Bank and Chief Executive Officer and President of the Corporation pursuant to an Employment Agreement (the “2002 Russell Goldsmith Agreement”) approved by the Board of Directors in 2002, which agreement replaced a prior employment agreement in effect from 1998. (Until May 2005, Russell Goldsmith served as Vice Chairman and CEO of the Corporation. In May 2005, the Board approved the appointment of Russell Goldsmith as President and CEO of the Corporation and he stepped down as Vice Chairman.)  The term of the 2002 Russell Goldsmith Agreement expires on July 15, 2006, and the CN&G Committee is currently negotiating an extension and renewal of the agreement with Russell Goldsmith. The current agreement which will remain in effect until July 15, 2006, provided for an annual salary of $853,811 from July 15, 2002 until February 28, 2003, at which time the Agreement provided for a two percent (2%) increase in annual salary, effective until March 1, 2004. Thereafter, the annual salary increases for each successive year by a minimum of six percent (6%) on each of the following March 1 review dates, subject to voluntary reduction by Russell Goldsmith. Consistent with benefits provided to all Executive Committee members, Russell Goldsmith receives an automobile allowance of $1,000 per month. Annual bonus incentive remained unchanged from the prior agreement. Russell Goldsmith is entitled to an annual bonus equal to not less than 125% of his base compensation if plan goals for the year are achieved, scaled up ratably, to 200% of his base compensation, if 130% of plan goals are achieved, and scaled down ratably to 35% if 85% of plan goals are achieved.

The 2002 Russell Goldsmith Agreement also provides for the implementation of a Supplemental Executive Retirement Plan for Russell Goldsmith (the “SERP Benefits”). The SERP Benefits equal approximately 1.54% of his final average pay (the average of the highest three years of Russell Goldsmith’s final five years salary and bonus) per year of service, up to a 25.2% maximum after 16.33 years of service, on February 14, 2012. The projected benefit after 16.33 years of service at age sixty-two (the normal retirement date) is $700,000. The SERP Benefits include provisions for (i) actuarial reduction for early retirement; (ii) actuarially increased benefit for delayed retirement; (iii) payment of vested benefits upon retirement, death or disability (lump sum option); (iv) elective provision for joint and survivor annuity for his spouse, with actuarially reduced pension; (v) death benefits for his spouse; and (vi) five years extra service credit, but no change in maximum benefit, in event of a change of control. The SERP Benefit became fully vested upon eight years of service, on October 16, 2003.

The following table provides an illustration of how the retirement benefits are calculated:

Final Average Compensation	60	62	65
$2,578,000	$491,000	$650,000	$838,000
$2,678,000	$509,000	$675,000	$870,000
$2,778,000	$528,000	$700,000	$902,000
$2,888,000	$549,000	$728,000	$938,000
$2,988,000	$568,000	$753,000	$971,000

Pursuant to the 2002 Russell Goldsmith Agreement, the Corporation granted Russell Goldsmith 250,000 non-qualified stock options to acquire the Corporation’s common stock at an exercise price of $47.12 per share (the fair market value on the effective grant date). The grant has fully vested and will expire on July 23, 2012.

The 2002 Russell Goldsmith Agreement provides that in the event the Corporation or the Bank terminates Russell Goldsmith’s employment without good cause, Russell Goldsmith will be entitled to receive an amount equal to (i) the base compensation and bonus he would have received during the three years following the date of termination (assuming for purposes of the calculation that the term of the 2002 Russell Goldsmith Agreement had extended for a period of three years from the date of termination) and (ii) the cost of all other employee benefits Russell Goldsmith would have received had he remained employed for three years following the date of termination. In addition, the stock options granted pursuant to the 2002 Russell Goldsmith Agreement, if not then exercisable in full, will become fully exercisable. For purposes of the 2002 Russell Goldsmith Agreement, “good cause” is defined as (i) conviction of a crime directly related to Russell Goldsmith’s employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation’s or the Bank’s business and affairs or (iv) breach of a material provision of the 2002 Russell Goldsmith Agreement. If Russell Goldsmith’s employment is terminated because of injury or physical or mental illness or due to Russell Goldsmith’s death, he (or, in the event of his death, his beneficiary or estate) will be entitled to receive the same amounts and benefits as if his employment had been terminated without cause.

Any dispute relating to the 2002 Russell Goldsmith Agreement will be resolved by binding arbitration. See “Change of Control Agreements” below, for information relating to change of control arrangements for Russell Goldsmith.

Bram Goldsmith Agreement.   Bram Goldsmith currently serves as the Chairman of the Board of the Corporation and in all officer capacities of the Bank pursuant to an employment agreement approved by the Board of Directors on May 15, 2003 (the “Bram Goldsmith Agreement”), which agreement has been extended until May 14, 2007. The Bram Goldsmith Agreement provides that the total amount to be paid to Mr. Goldsmith with respect to any fiscal year after 2003 for annual compensation and incentive bonus will not exceed $500,000. Like all other Executive Committee members, Bram Goldsmith receives a monthly automobile allowance of $1,000, and, upon signing the 2003 agreement, he received title to a 1987 Mercedes valued at $6,000 which had been his Company car for the past fifteen years.

Since 1980, employment arrangements between the Corporation and Bram Goldsmith have provided for various policies of life insurance. Since 1990, and continuing under the Bram Goldsmith Agreement, an insurance policy on the joint lives of Bram and Elaine Goldsmith in the amount of $7,000,000 has been provided by the Bank, and will continue to be provided by the Bank while either Bram or Elaine Goldsmith remains alive. Until 2003, the Bank paid an annual premium equal to the greater of $60,000 or the amount necessary to maintain a $7,000,000 death benefit. The Bank will receive from the death benefit of the policy, before any payments are made to the beneficiaries, a sum equal to the aggregate amount of premiums paid on the policy since its inception, without interest. The total premiums paid between 1980 and 2002 on the existing policy and its predecessor policy total approximately $840,842. There is no arrangement or understanding, formal or informal, that Bram Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy. Since 2003, the annual premium has been paid out of the cash value of the policy.

The Bram Goldsmith Agreement provides that in the event the Corporation terminates Bram Goldsmith’s employment without good cause, Bram Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, “good cause” is defined as (i) conviction of a crime directly related to Bram Goldsmith’s employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation’s or the Bank’s business and affairs, or (iv) breach of any material provision of the applicable agreement. If Bram Goldsmith’s employment is terminated because of injury or physical or mental illness, the Corporation will be obligated to continue paying Bram Goldsmith’s salary and bonus as if he continued to be employed by the Corporation, less any amount paid in lieu of salary under any private or governmental insurance program. If Bram Goldsmith’s employment is terminated due to his death, his annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not, for the lesser of two years or the remaining term of the Bram Goldsmith Agreement. Any dispute relating to the Bram Goldsmith Agreement will be resolved through binding arbitration. See “Change of Control Agreements” below for information relating to change of control arrangements for Bram Goldsmith.

Termination of Employment and Change of Control Agreements.   Each officer who is a member of the Bank’s Executive Committee, including each of the five Named Executive Officers, has entered into a Change of Control Agreement (the “Change of Control Agreement”), which provides that each officer will be employed for two years from the date of a change in control. The compensation, benefits, title, duties and other attributes of the officer’s employment generally will be at least equal to that which was provided prior to the change in control.

If, after a change of control (as defined in the Change of Control Agreement), the officer’s employment is terminated other than for “cause” or the officer resigns for “good reason,” the officer will be paid an amount equal to two times (three times for the members of the Strategy & Planning Committee) such officer’s base salary and annual bonus plus the value of certain other benefits and payments foregone due to the termination and will continue to receive all employee benefits for two years (three years for members of the Strategy & Planning Committee) after the date of termination. For purposes of the Change of Control Agreements, “cause” is defined to mean (i) a willful and continued failure to perform the officer’s duties or (ii) willfully engaging in illegal conduct or gross misconduct materially and demonstrably injurious to the Corporation, and “good reason” is defined to include (i) an action which diminishes the officer’s position, authority, duties or responsibilities or (ii) a failure by the Corporation to comply with the compensation provisions of the agreement. In addition, any resignation by the officer during the 30 day period immediately following the first anniversary of a change of control is deemed to be for “good reason.”

If it is determined that any payments made to an officer pursuant to the Change of Control Agreement would subject such officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, under certain circumstances such officer will also be paid an additional amount sufficient to put such officer in the same tax position as the officer would have been in had no excise tax been imposed on such payment.

The Company has entered into an agreement with Christopher J. Carey which provided for certain severance payments if his employment was involuntarily terminated for any reason other than for: (1) cause, or (2) change of control, within the first 12 months of his employment. This agreement also provides that if his employment is involuntarily terminated for any reason other than for (1) cause, or (2) change of control, within the next 12 months following his first anniversary of employment, he will receive 100% of his annual base salary, which amount will be paid in a lump sum or semi-monthly over a period of 12 months. Under this arrangement, termination of employment for cause is defined to mean engaging in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company. Mr. Carey’s employment with the Company commenced on July 6, 2004.

Stock Option Plans.   Each of the Prior Plans and the Amended 2002 Plan contains provisions that take effect upon a change of control (as defined in each of the plans) of the Corporation. If a change of control occurs, all options held by employees vest in full unless the CN&G Committee determines otherwise, in which event the Board of Directors or the CN&G Committee, as applicable, will make provision for continuation and assumption of the plans and outstanding awards or for the substitution of new awards.

Executive Deferred Compensation Plan.   The Bank’s 2000 Executive Deferred Compensation Plan (“Executive DCP”) allows officers who are senior vice presidents or above to elect to defer up to 85% of their salary, up to 100% of their commissions, and up to 100% of their annual bonus, instead of receiving these amounts as cash payments taxable in the year of receipt. Under the Executive DCP, salary, commissions and bonus payments may be tax deferred, and executive-colleagues may designate select investment options in which the deferred compensation payments are deemed to be invested. This unfunded, non-qualified plan structure is required in order to preserve the beneficial tax deferral treatment for participating executive-colleagues. Amounts in an executive-colleagues’ deferral account represent unsecured claims against the Bank’s assets, and all deferred amounts together with any credited investment returns are paid out to participating executive-colleagues in accordance with their advance written election either a) in a lump sum or in installments  commencing at a specified date during the executive-colleagues’ employment, or b) upon termination of employment. There is no guaranteed investment return on any deferred payment amounts. The Executive DCP provides a specified amount of life insurance coverage to each such eligible officer who used amounts under the Bank’s prior executive deferred compensation plan to purchase split dollar life insurance arrangements beginning on the date the officer executed an “Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement” and ending on December 31, 2009.

Stock Option Plans

Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the Named Executive Officers during 2005. Mr. Bram Goldsmith was not granted options during 2005. No stock appreciation rights were granted during 2005.

Name	Number of Securities Underlying Grants	Percent of Total Grants to Employees	Exercise Price (per share)(1)	Expiration Date(1)	Grant Date Present Value(2)
Russell Goldsmith	42,000	7.67%	$68.98	3/12/2015	$733,320
Christopher J. Carey	15,000	2.74%	$68.98	3/12/2015	$261,900
Christopher J. Warmuth—Grant 1	8,000	1.46%	$68.98	3/12/2015	$139,680
Christopher J. Warmuth—Grant 2	20,000	3.65%	$70.85	5/26/2015	$346,200
Jan R. Cloyde	12,500	2.28%	$68.98	3/12/2015	$218,250

(1)          Other than Christopher Warmuth’s Grant 2, the exercise price equals the closing price of the stock as reported on the NYSE on March 11, 2005, the effective date of approval of the grants, and the expiration dates are calculated from the effective date. The exercise price of Christopher Warmuth’s Grant 2 equals the closing price as reported on the NYSE on the date the CN&G Committee approved the grants, which closing price was higher than the closing price on the later effective date of the grants. The expiration date for Grant 2 is calculated from the effective date of May 25, 2005. The options for each Named Executive Officer become exercisable 25% on each anniversary of the effective date of the grant until fully exercisable. The options may become exercisable in full upon a change of control of the Corporation. See “—Employment Contracts, Change of Control Agreements and Termination Arrangements—Stock Option Plans.”

(2)          “Grant Date Present Values” were calculated using the Black-Scholes option valuation model described below, with the following assumptions:

	Chris Warmuth— Grant 2	All Others
Black Sholes Value	$17.31	$17.46
Expected Life	6.3 years	6.3 years
Volatility	23.76	23.76
Dividend yield	2.10%	2.09%
Risk-free investment rate	3.95%	4.26%

The expected life is based upon the pattern of exercises of options granted by the Corporation in the past. Volatility, a measure of the variability in the Corporation’s stock price, is based on changes in the price of the Corporation’s common stock during the past ten years, measured monthly. The dividend yield is an assumed rate. Actual dividend payments will depend upon a number of factors, including future financial results, and may differ substantially from the assumption. The risk-free investment rate for the weighted average life of the outstanding option is interpolated based on the U.S. Treasury Note yield curve. The actual value, if any, which a Named Executive Officer may realize will depend upon the difference between the option exercise price and the market price of the Corporation’s common stock on the date of exercise.

Aggregated Option Exercises and Year-End Option

The following table sets forth information regarding exercises of stock options by the Named Executive Officers during 2005 and the value of all unexercised in-the-money stock options held by the Named Executive Officers as of December 31, 2005. Mr. Bram Goldsmith did not exercise any stock options during 2005 and held no unexercised options at December 31, 2005. There were no exercises of stock appreciation rights during 2005 and no unexercised stock appreciation rights at December 31, 2005.

	Shares Acquired upon	Value	Number of Shares Underlying Unexercised Options		Value of Unexercised in-the-money Options at Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Russell Goldsmith	74,800	$4,400,660	1,132,360	140,080	$39,176,841	$2,087,346
Christopher J. Carey	—	—	6,250	33,750	$42,688	$179,963
Christopher J. Warmuth	—	—	23,297	41,642	$452,555	$310,031
Jan R. Cloyde	14,376	$597,101	71,999	38,375	$2,327,230	$542,171

(1)          Values are based on the $72.44 closing price of the Corporation’s common stock on December 31, 2005, as reported on the NYSE. The actual amount which a Named Executive Officer may realize will depend upon the market price of the Corporation’s common stock at the time shares obtained upon exercise of such options are sold.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.		Weighted-average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column).
Equity compensation plans approved by security holders	3,807,763	(1)(2)	$40.77	3,070,128	(3)
Equity compensation plans not approved by security holders	1,036,080		$45.29	—
Total	4,843,843	(2)	$41.74	3,070,128	(3)

(1)          Includes 506 shares assumed in the acquisition of Civic Bancorp with a weighted-average exercise price of $32.55. Civic Bancorp shareholders had approved these stock option plans.

(2)          Includes 72,600 shares of outstanding restricted stock units.

(3)          For every share of Restricted Stock issued, the maximum number of shares that may be delivered pursuant to awards under the Amended 2002 Plan is required to be reduced by 2.8 shares (including the one (1) share of Restricted Stock issued).

The 2001 Stock Option Plan (the “2001 Plan”) has expired but there are options granted under this plan that remain outstanding. Options under the 2001 Plan were only granted to employees of the Corporation and subsidiaries who were neither directors nor executive officers. Since the plan applied only to non-executive colleagues, stockholder approval was neither required nor sought. The 2001 Plan contains a change of control provision similar to the other stockholder approved plans.

APPENDIX A

Audit & Risk Committee Charter
for City National Corporation (ticker symbol: CYN)

1.                 Purpose.

This Audit & Risk Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

•                    Monitoring and oversight of the integrity of the Corporation’s financial statements and financial accounting practices;

•                    Monitoring and oversight of the effectiveness of the Company’s internal control over financial reporting;

•                    Monitoring and oversight of the Corporation’s compliance with legal and regulatory requirements;

•                    Monitoring and oversight of the qualifications and independence of the Corporation’s internal auditors and independent registered public accounting firm;

•                    Monitoring and oversight of the performance of the Company’s internal audit function and independent registered public accounting firm; and

•                    Monitoring and oversight of all risk management activities, including audit, credit risk review and Enterprise Risk Management functions, as well as all risk management functions, and Enterprise Risk Management activities of the Corporation and Bank performed by management, all management committees, as well as other Board committees.

The function of the Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, and reviewing of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. The members of this Committee are not full-time employees of the Corporation. They are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including with respect to the issue of auditor independence. It is not the duty or responsibility of this Committee or any of its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

Each member of this Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to this Committee by such persons or organizations absent actual knowledge to the contrary (which shall be reported promptly to the Board of Directors) and (iii) representations made by management as to any information technology or other non-audit services provided by the independent registered public accounting firm to the Corporation.

2.                 Committee Membership and Qualifications.

This Committee shall comprise at least three members appointed by the Board of Directors. Each member of this Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the Federal Deposit

Insurance Act and implementing regulations, as such may be in effect from time to time. Each member shall be “financially literate” (as such term is interpreted by the Board of Directors in its business judgment). Not less than one member of this Committee shall be an “Audit Committee Financial Expert” as defined by the Securities Exchange Commission, and not less than two members of this Committee shall have “banking or related financial management expertise” (as determined by the Board of Directors in accordance with guidelines of the Federal Deposit Insurance Corporation (12 CFR 363, Appendix A)). Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such service is not otherwise prohibited and will not impair the effectiveness and ability of Committee members to serve on this Committee. The members of the Committee shall be appointed by the Board on recommendation of the Compensation, Nominating and Governance Committee. Committee members may be replaced by the Board.

3.                 Responsibilities and Authority.

This Committee shall also function as the Audit & Risk Committee of the Corporation’s wholly owned subsidiary, City National Bank (the “Bank”), as permitted by the Federal Deposit Insurance Act and implementing regulations (12 USC 1831m(i), 12 CFR 363.1(b)(2)). This Committee shall also function as the Trust Audit Committee with audit oversight responsibility for all wealth management and fiduciary activities of the Bank under 12 CFR section 9.9, and for all fiduciary and wealth management activities of the Corporation and its non-bank affiliates.

The Committee shall have the sole authority to appoint or replace the independent registered public accounting firm (subject to any applicable required shareholder approval). The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting arising from the preparation or issuance of an audit report or related work. The independent registered public accounting firm shall report directly to the Committee.

This Committee shall have the authority to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Corporation and any subsidiaries of the Corporation, including City National Bank, direct access to the Corporation’s independent registered public accounting firm and the power to retain independent legal, accounting, or other advisors or experts for this purpose. The Corporation shall provide for appropriate funding, as determined by the Audit & Risk Committee, for the payment of compensation to independent advisors to the Committee, and for the payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report.

This Committee shall review and reassess the adequacy of this charter at least annually and shall obtain approval of any revisions to this charter from the Board of Directors. This Committee shall report the results of its activities to the Board of Directors on a regular basis. The Committee shall annually review the Committee’s own performance.

4.                 Additional Duties and Responsibilities.

A.    This Committee is responsible for ensuring that the independent registered public accounting firm submits on a periodic basis:

(i)    A formal written statement, as required by the Independence Standards Board Statement No. 1, delineating all relationships between the independent registered public accounting firm and the Corporation and

(ii)   A formal written statement of the fees billed by the independent registered public accounting firm for each of the following categories of services: (A) the audit of the Corporation’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year; (B) audit related services, (C) tax compliance fees, and (D) all other services, which may include non-financial statement audit services such as capital or debt issuance and tax planning strategies, benefit plan design and acquisition related issues, among others.

B.     This Committee shall pre-approve the retention of the independent registered public accounting firm for any auditing and permitted non-audit services (including the fees and terms thereof), subject to the de minimus exceptions for non-audit services described in Section 10A (i)(1)(B) of the Securities Exchange Act which are approved by the Committee prior to the completion of the audit. This Committee will be responsible for actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent registered public accounting firm and for recommending action by the Board of Directors to satisfy itself of the independence of the independent registered public accounting firm. This Committee shall consider the effect on the independent registered public accounting firm’s independence of the provision of non-audit services (it being recognized that, in connection with such consideration, this Committee will rely on the accuracy of the information provided by the independent registered public accounting firm as to the services provided and the fees billed and on the representations of management).

C.     This Committee shall oversee all risk management functions and activities of the company and shall discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of the Corporation’s and subsidiaries’ internal controls regarding financial, accounting, regulatory, and legal compliance and conformity with the Corporation’s Code of Conduct, including disclosures of insider and affiliated party transactions.

D.    This Committee shall review with management and the independent registered public accounting firm financial results prior to the release of earnings and quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and the results of the independent registered public accounting firm’s review of the quarterly financial statements, prior to the filing of the Corporation’s quarterly report on Form 10-Q. The chair of this Committee (or in his or her absence, another member of this Committee) may represent the entire Committee for the purposes of this review.

E.     This Committee shall meet to review and discuss with management and the independent registered public accounting firm the financial statements to be included in the Corporation’s annual report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including disclosures made in MD&A, the independent registered public accounting firms’ judgment about the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures, prior to filing of the Company’s Annual Report on Form 10-K, and will recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

F.     This Committee will discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

G.    This Committee will discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection of application of accounting principles, any major issues as to the adequacy of internal controls and any special steps in light of identified material control deficiencies.

With regard to internal controls:

•       The Committee will review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, and the independent registered public accounting firm’s report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

•       The Committee will discuss with the independent registered public accounting firm the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accounting firm’s. The Committee will also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

•       As of the end of each fiscal quarter, the Committee shall discuss with management, the internal auditors and the independent registered public accounting firm any changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed.

H.    This Committee will review disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls. The Committee will also discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

I.      This Committee will periodically review with management and the independent registered public accounting firm:

(i)    All critical accounting policies and practices to be used.

(ii)   All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

(iii)  Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

J.      This Committee will discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

K.    This Committee will discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

L.     This Committee will discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

M.    With respect to the oversight of the Corporation’s independent registered public accounting firm, this Committee will:

(i)    Review and evaluate the lead partner of the independent registered public accounting firm team.

(ii)   Obtain and review a report from the independent registered public accounting firm at least annually regarding:

•        the independent registered public accounting firm’s internal quality-control procedures,

•        any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

•        any steps taken to deal with any such issues, and

•        all relationships between the independent registered public accounting firm and the Corporation.

(iii)  Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

(iv)  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

(v)    Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Corporation.

(vi)  Regularly review with the independent registered public accounting firm any difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information, and management’s response. To the extent deemed necessary and appropriate by the Committee, it can discuss with the national office of the independent registered public accounting firm issues on which they were consulted by the Corporation’s audit team and matters of audit quality and consistency.

(vii) Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

N.    With respect to oversight of the Corporation’s internal audit function, this Committee will:

(i)    Review the appointment and replacement of the senior internal auditing executive.

(ii)   Review the significant reports to management prepared by the internal auditing department and management’s responses.

(iii)  Discuss with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

O.    This Committee will obtain from the independent registered public accounting firm assurance that Section 10A (b) of the Exchange Act has not been triggered.

P.     This Committee will obtain reports from management, including as appropriate the managers of Human Resources, Risk Management, Internal Audit, Legal & Compliance, and Credit Risk Review, that the Corporation and its subsidiary and affiliated entities are in conformity with applicable legal and regulatory requirements and the Corporation’s Code of Conduct and shall review with management its periodic evaluation of the effectiveness of its compliance programs. The Committee shall also review with senior management the Company’s overall anti-fraud programs and controls.

Q.    This Committee will review reports and disclosures of insider and affiliated party transactions and advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Conduct.

R.    This Committee will establish and maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

S.     This Committee will discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

T.     This Committee will review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

U.    This Committee will prepare, or cause to be prepared subject to this Committee’s review and approval, a report to be included in the Corporation’s proxy statement relating to the annual meeting stating whether this Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61, (3) received from the independent registered public accounting firm the disclosures regarding the auditors’ independence required by Independence Standards Board Statement No. 1, and (4) based upon its review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K.

V.    This Committee will meet separately in executive session at least annually with 1) management, 2) the independent registered public accounting firm, and 3) the managers of Risk Management, Internal Audit, and Credit Risk Review, to discuss any matters that the Committee or any of these persons believes should be discussed in the interest of fulfilling the purpose, responsibility and authority of the Committee or any of these persons. This Committee will also conduct special meetings as it determines necessary and appropriate in addition to regular meetings.

APPENDIX B

DIRECTOR INDEPENDENCE STANDARDS

(Excerpt from Corporate Governance Guidelines)

The Board of Directors (the “Board”) will consist of a majority of non-employee directors who satisfy the criteria for independence established by the Board as set forth below. For purposes of these director independence criteria, the term “Corporation” shall include all of the Corporation’s consolidated subsidiaries.

i)    Business Relationships:   Any payments by the Corporation to any independent director’s primary business affiliation or the primary business affiliation of an independent director’s immediate family member (collectively, “Director Entities”), or by a Director Entity to the Corporation, for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

All lending relationships between the Corporation, on the one hand, and any independent director or a Director Entity, on the other hand, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Any loans or extensions of credit by the Corporation or its subsidiaries to such individual or entity or its subsidiaries must comply with applicable banking law, including Regulation O of the Federal Reserve and FDIC guidelines.

Any business or banking relationship involving payments made to, or received from, the Corporation, by an independent director, or a Director Entity, for property or services must be in an amount which in the present year or for any of the last three years does not exceed a) 1% of the Corporation’s consolidated gross revenues or, b) the greater of $1 million or 2% of the Director Entity’s consolidated gross revenues.

ii)   Charitable Contributions:   Neither an independent director nor any immediate family member may be an officer, director, or trustee of a foundation, university, or other non-profit organization that receives from the Corporation, contributions in an amount which exceeds the greater of $50,000 or 10% of the total annual receipts received by the entity.

iii) Interlocking Directorates:   No employee-director or executive officer of the Corporation shall serve as a director of a company where an independent director is an executive officer.

iv)  Employment:

1)     An independent director shall not:

(a)    be or have been an employee of the Corporation within the last three years;

(b)   be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation serves or has served on the compensation committee of a company that concurrently employs or employed the independent director; or

(c)    be or have been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

2)     An independent director may not have a family member who:

(a)    is a member of senior management of the Corporation or has been within the last three years;

B-1

(b)   is part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of a company that concurrently employs such family member; or

(c)    is or has been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

v)   Direct Compensation:   Neither an independent director nor his or her immediate family member may receive or have received more than $100,000 per year in direct compensation from the Corporation (other than director and committee fees and pension or other forms of deferred compensation that is not contingent on continued services) within the past three years.

vi)  Other Transactions:   Subject to applicable laws, rules, regulations and listing standards, after taking into account all relevant facts and circumstances, the Board shall reserve the right to determine that any particular transaction or relationship between an independent director and the Corporation may, in the Board’s judgment, be deemed not to be material, or would not impair the director’s exercise of independent judgment, and the independent director will continue to be deemed independent.

vii) Definitions:   For purposes of these independence standards, (a) immediate family members of a director include the director’s spouse and other “family members” (including children) who share the director’s home or who are financially dependent on the director, (b) the term “primary business affiliation” means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest, and (c) the term “family member” means any of the director’s spouse, parents, children, brothers, sisters, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When looking back three years in applying these standards, “family members” do not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Each of the above standards which contain a three year “look-back” provision is subject to the same phase in provisions for the three year “look-back” set forth in NYSE listing standard 303A.02.

B-2

ANNUAL MEETING OF STOCKHOLDERS

of

CITY NATIONAL CORPORATION

4:30 P.M.

APRIL 26, 2006

CITY NATIONAL PLAZA

555 SOUTH FLOWER STREET

13TH FLOOR, LOS ANGELES ROOM

LOS ANGELES, CALIFORNIA  90071

NOTE NEW MEETING LOCATION

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITY NATIONAL CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 21, 2006, and hereby appoints Jan R. Cloyde, Christopher J. Carey and Michael B. Cahill, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the common stock of City National Corporation held of record by the undersigned at the close of business on March 1, 2006 at the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 26, 2006, at 4:30 p.m., and any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed as instructed, on the other side)

 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY FOR CITY NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 26, 2006	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED,
WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF CITY NATIONAL CORPORATION.

		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS I DIRECTORS: KENNETH L. COLEMAN PETER M. THOMAS CHRISTOPHER J. WARMUTH	☐	☐	2.	RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

				3.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

(To withhold authority to vote for any individual nominee,
strike a line through that nominee’s name in the list above)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE:  Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.